Exhibit 4.19

                            LINE OF CREDIT AGREEMENT

            This LINE OF CREDIT AGREEMENT (the "Agreement") is made as of March 9, 2001 between MILESTONE SCIENTIFIC INC., a Delaware corporation, with its principal offices at 220 South Orange Avenue, Livingston, New Jersey 07039 (the "Company"), and K. Tucker Andersen ("Andersen" or the "Lender"), having an address c/o Cumberland Associates LLC, 1114 Avenue of the Americas, New York, New York 10036 and Robert Gintel ("Gintel" or the "Lender"), having and address at 71 Baldwin Farm South, Greenwich, CT 06831 (collectively the "Lenders").

      WHEREAS, the Company desires to borrow from Lenders and Lenders desire to lend to the Company up to an aggregate of $1,000,000 pursuant to a line of credit;

      NOW, THEREFORE, in consideration of the premises and the covenants herein contained, each of the undersigned parties hereto agree as follows:

            1. Line of Credit, Notes and Warrants. Each Lender hereby agrees to lend to the Company a principal amount of $500,000 ($1,000,000 in the aggregate), subject to the terms and conditions hereinafter set forth:

            1.1 Andersen shall deliver to the Company, on or before the date of his execution and delivery of this Agreement, a good bank or certified check payable to "K. Tucker Andersen" in the sum of $500,000.00 (the "Andersen Check"), which shall be deposited into a bank account in accordance with Paragraph 1.3. Gintel shall deliver to the Company, contemporaneously with his execution and delivery of this Agreement, a good bank or certified check payable to "Robert Gintel" in the sum of $500,000.00 (the "Gintel Check"), which also shall be deposited into a bank account in accordance with Paragraph 1.3.

            1.2 Subject to collection of the principal amount from each Lender, the Company shall deliver the following to each Lender within five (5) business days of the date hereof:

            (a) A promissory note (the "Note") in the form annexed hereto as Exhibit A, which Note shall (i) be dated the date hereof, (ii) be for a principal amount of $500,000.00, and (iii) require interest be payable, at the Company's option, either in cash upon maturity of the Note (less interest received on amounts held in the Account), or quarterly in the common stock of the Company (the "Common Stock"); and

            (b) A warrant (the "Warrant") in the form annexed hereto as Exhibit B (i) for the purchase of 100,000 shares of Common Stock, (ii) exercisable commencing on the date hereof up to and including the fifth anniversary of the date hereof, and (iii) for a per share purchase price equal to the closing price of a share of Common Stock on the date hereof.

            1.3 The Company, with the Lenders' cooperation, shall open two separate bank accounts (the "Accounts") at PNC Bank Corp. branch located at 170 Essex St., Millburn, NJ 07041: one in the name of Andersen (the "Andersen Account") and a second in the name of Gintel (the "Gintel Account"). The Company shall have the right to designate a signatory authorized to withdraw funds from the Accounts on its behalf (the "Signatory"). The Company shall have the right to replace the Signatory at any time and the Lenders hereby agree to cooperate in promptly effecting such change to the Accounts. As soon as practicable after payment is received, the Company shall deposit the Andersen Check into the Andersen Account and the Gintel Check into the Gintel Account.

            1.4 Upon the deposit of the Andersen Check in accordance with Paragraph 1.3, the Company shall have the right to withdraw from the Andersen Account the sum of $312,300. Upon the deposit of the Gintel Check in accordance with Paragraph 1.3, the Company shall immediately transfer the sum of $156,150 from the Gintel Account to the Andersen Account. Thereafter, the Company shall have the right to withdraw from each of the Accounts the sum of $450.00 for each unit of The Wand(R) (the "Unit") that it delivers to a health care practitioner, including technicians (the "Practitioner") under the Company's 90 day trial program (the "Program").

            (a) For each Unit sold to a Practitioner as a result of the Program, the Company shall return to each of the Accounts the sum of $450.00, less any amounts previously returned to the Account with respect to that Unit under Paragraph 1.4(b).

            (b) For each disposable handpiece sold to a Practitioner for use with the Unit under the Program, or for use with the Unit after the expiration of the 90 day trial period, the Company shall return to each of the Accounts the sum of $0.20, until the $450.00 withdrawn from the Account in connection with that Unit is returned to the Account.

            (c) For each Unit returned to the Company as unsold, the Company shall use its best efforts to sell the Unit and shall not withdraw any additional funds from the Accounts in respect to that Unit if such Unit thereafter is delivered to another Practitioner under the Program.

            2. Terms of the Notes and Warrants. Except as otherwise set forth in this Agreement, the terms of the Notes and the Warrants shall be as set forth in the Notes and the Warrants, respectively.

            3. Additional Warrants. Pursuant to the terms of the Notes, the Company may elect to extend the Maturity Date (as defined in Paragraph 3 of the Notes) of the Lender's Note for one year. If such election is made, then the holder of each Note whose Maturity Date has been extended shall receive a Warrant (i) for the purchase of 50,000 shares of Common Stock, (ii) exercisable commencing on the date of its issuance up to and including the fifth anniversary of the date of its issuance, and (iii) for a per share purchase price equal to the closing price of a share of Common Stock on the date of its issuance.

            4. Representations and Warranties of the Company. The Company hereby represents and warrants to Lenders, which representations and warranties shall be true and correct as of the date hereof, as follows:


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

            4.1 Organization; Standing and Power. The Company and its subsidiaries (a) are corporations duly organized, existing and in good standing under the laws of the state of their incorporation, (b) have all requisite corporate power and authority to own its properties and to carry on their businesses as now conducted and as proposed hereafter to be conducted, (c) are duly qualified to do business as foreign corporations in each and every jurisdiction where such qualification is necessary except where the failure to so qualify would not have a material adverse effect on the financial condition, business, operations, assets or prospects of the Company and its subsidiaries as a whole and (d) the Company has all requisite corporate power and authority to execute and deliver, and perform all of its obligations under this Agreement.

            4.2 Capitalization. The total authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and no shares of preferred stock. As of January 30, 2001, the Company had outstanding 10,772,847 shares of Common Stock. In addition, as of January 30, 2001, there were 1,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan of which 932,110 shares were issuable pursuant to the exercise of outstanding stock options ranging in exercise price from $1.00 to $23.00 per share. The Company also has outstanding other compensatory options for 431,500 shares at a weighted average price of $4.10 per share and warrants for 571,191 shares at exercise prices ranging from $1.25 to $3.25 per share of Common Stock.

            4.3 Authorization. The execution, delivery and performance by the Company of its obligations under this Agreement has been duly authorized by all requisite corporate action and will not, either prior to or as a result of the consummation of the transactions contemplated by this Agreement: (a) violate any law, any order of any court or other agency of government, any provision of the Certificate of Incorporation or Bylaws of the Company or any contract, indenture, agreement or other instrument to which the Company is a party, or by which the Company or any of its assets or properties are bound, or (b) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of any Company pursuant to, or result in the acceleration of, any such contract, indenture, agreement or other instrument. The Company is not required to obtain any government approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of any of this Agreement other than the filings which have heretofore been made. This Agreement is valid, binding and enforceable against the Company in accordance with its terms.

            4.4 Non-contravention. To the best of its knowledge, the Company is not in violation or breach of or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding to which it is a party, and each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is the legal, valid and binding obligation of the Company enforceable as to the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and to general equitable principals). Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution,


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statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company's assets are subject.

            4.5 Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened in writing against the Company, or any of its assets, which, if adversely determined, might reasonably be expected to have a material adverse effect on the Company's business, operations and financial condition.

            4.6 SEC Filings. The information set forth in the Form 10-KSB/A for the year ended December 31, 1999 and Form 10-QSB/A for the nine month period ended September 30, 2000 (collectively, the "SEC Filings") as filed by the Company with the Securities and Exchange Commission (the "SEC") is true, correct and complete in all material respects as of the respective date of each such filing and does not omit to state any material fact necessary in order to make the statements therein not misleading. The financial statements of the Company as set forth in the SEC Filings have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the financial condition and results of operations of the Company as of their respective dates. Since September 30, 2000, there has not been any material adverse change in the business, financial condition or results of operations of the Company except that the Company has continued to operate at a loss. Other than the liabilities set forth in the financial statements included in the SEC Filings and liabilities which have arisen after September 30, 2000 in the ordinary course of business, the Company has no material liability, except as follows:

            (a) In December 2000, we borrowed $400,000 from K. Tucker Andersen under a purchase and line of credit agreement dated as of July 31, 2000. The loan bears interest at 8% per annum and is due on December 31, 2003. In addition, Mr. Andersen received warrants to purchase 80,000 shares of our common stock, exercisable at $1.25 per share, which was the fair market value of a share on the date of grant.

            (b) On January 26, 2001, we borrowed the remaining $100,000 available to us under the above-mentioned purchase and line of credit agreement with Mr. Andersen. On that date, Mr. Andersen also received warrants to purchase 20,000 shares of our common stock, exercisable at $1.6875 per share, which was the fair market value of a share on the date of grant.

            (c) On January 19, 2001, the Company entered into a Private Equity Line of Credit Agreement with Hillgreen Investments Limited, a British Virgin Islands Corporation ("Hillgreen"), pursuant to which Hillgreen has agreed to purchase up to 2,100,000 shares of Common Stock over a 36 month period. During such period, the Company may request a drawdown under the equity line of credit by putting shares of our common stock to Hillgreen, and Hillgreen will be obligated to purchase the shares the Company puts to it, subject to exceptions set forth in the agreement. During the 20 business days following a drawdown notice, the number of shares to be sold and the price per share, which will be 87.5% of the volume


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

weighted average price of the Common Stock for such period, will be calculated. Upon the exercise of each drawdown, the Company will receive the amount of the drawdown less a fee payable to legal counsel for Hillgreen and less a brokerage fee payable to Jesup & Lamont Securities Corporation ("Jessup & Lamont"), the placement agent that introduced the Company to Hillgreen. In addition, the Company granted to Hillgreen a warrant to purchase 100,000 shares of Common Stock and granted to Jesup & Lamont a warrant to purchase 75,000 shares of Common Stock. On January 31, 2001, the Company filed with the SEC a registration statement on Form S-2, the effectiveness of which is pending, to permit Hillgreen to resell shares of Common Stock which it may purchase under the equity line of credit agreement, and to permit Hillgreen and Jesup & Lamont to resell shares of Common Stock that they receive if they should exercise their warrants.

            4.7 Due Authorization. The issuance of the Notes and Warrants has been duly authorized by all necessary corporate action and when issued will be the legal and binding obligations of the Company enforceable in accordance with their terms. The shares of Common Stock issuable upon exercise of the Warrants or in respect of interest payable on the Notes have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants or issued in respect of interest payable on the Notes, as applicable, will be fully paid and non-assessable, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

            4.8 Securities Law Exemption. Assuming the accuracy of Lenders' representations and warranties set forth herein, the issuance of the Notes and Warrants pursuant to this Agreement has been made in accordance with the provisions and requirements of Regulation D ("Regulation D") or ss.4(6) under the Securities Act and any applicable state law.

            4.9 Use of Proceeds. The proceeds from the line of credit will be used for general corporate purposes and shall be withdrawn from the Account only in accordance with the procedure set forth in Paragraph 1.4 above.

            4.10 Compliance with Laws. The Company is in compliance in all material respects with all occupational safety, health, wage and hour, employment discrimination, environmental, flammability, labeling, usury and other applicable laws which are material to its businesses, and the Company is not aware of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such applicable laws, or which may give rise to the assertion of any such violation, the effect of which could have a materially adverse effect on the Company's business, operations and financial condition.

            4.11 Licenses and Permits. The Company has obtained all federal, state and local licenses and permits required to be maintained in connection with and material to its operations, and all such licenses and permits obtained are valid and in full force and effect.

            4.12 Existing Registration Rights. Except for the Registration Rights Agreement referred to in Paragraph 7 hereof, and the registration rights given to Hillgreen Investments Limited ("Hillgreen") in connection with the Private Equity Line of Credit


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

Agreement by and between the Company and Hillgreen, dated January 19, 2001, the Company is not a party to any agreement under which it is obligated to register any of its securities under the Securities Act.

            4.13 Patents, Trademarks, Copyrights, Etc. The Company owns or validly licenses all patents, patent rights, patent applications, licenses, shop rights, trademarks, trademark applications, tradenames, copyrights and other proprietary information (collectively "Rights") used in the conduct of its business as currently being conducted. To the actual knowledge of the Company, the conduct of its business as currently being conducted does not conflict with valid rights of others in any way, nor has any material use been made of the Rights, except by the Company or by other entities duly licensed to use the same.

            4.14 No Other Representations. The Company shall not be deemed to have made any representations, warranties, covenants, agreements or indemnifications pertaining to the subject matter of this Agreement, whether express or implied, except to the extent that such representations, warranties, covenants, agreements or indemnifications are made in this Agreement or the Schedules hereto or in any certificate or other agreement, document or instrument delivered pursuant to the provisions of this Agreement.

            5. Representations and Warranties of the Lenders. Each Lender hereby represents and warrants to the Company, which representations and warranties shall be true and correct as of the date hereof, as follows:

            5.1 Authorization of Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on his part, does not violate any laws or regulations applicable to him and is the valid binding and enforceable obligation of his in accordance with its terms.

            5.2 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which he is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which he is a party or by which he is bound or to which any of his assets are subject.

            5.3 Accredited Investor. He is an "accredited investor" as that term is defined in Rule 501(a) of the Securities Act, and the rules promulgated thereunder.

            5.4 Investment. He acknowledges that this offering of Notes and Warrants has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the sale of the Notes and Warrants pursuant hereto is intended to be a nonpublic offering pursuant to Paragraphs 4(2), 4(6) or 3(b) of the Securities Act. Lender represents that the Notes or Warrants are being purchased by him for his own account, for investment and not for distribution or resale to others. Lender agrees that he will not sell or otherwise transfer the Notes, Warrants or the shares of the Common Stock issuable upon exercise of the Warrants


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

unless such securities, as the case may be, are registered under the Securities Act or unless an exemption from such registration is available. Lender understands that neither the Notes, Warrants nor the shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act and they are or will be issued pursuant to a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

            5.5 Access to Data. Lender has been given copies of the SEC Filings and has had an opportunity to review same. Lender has had an opportunity to discuss the SEC Filings and the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities, each to Lender's satisfaction. Lender understands that such discussions, as well as any written information issued or provided by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material but were not necessarily a thorough or exhaustive description thereof.

            5.6 Speculative Nature of Investment. Lender acknowledges that the purchase of the Notes and Warrants involves a high degree of risk and that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and purchasing Notes and Warrants; (ii) Lender may not be able to liquidate his investment; (iii) transferability of the Notes, Warrants and the shares of Common Stock issuable upon exercise of the Warrants is extremely limited; and (iv) Lender could sustain the loss of his entire investment.

            5.7 Experience. Lender acknowledges that he has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to review all of the documents furnished or made available by the Company and to evaluate the merits and risks of such an investment on Lender's behalf.

            5.8 Lack of Liquidity. Lender understands that there is no public market for the Notes or Warrants.

            5.9 Legends. Lender consents to the placement of a legend on the Notes, Warrants, and shares of Common Stock issued on exercise of the Warrants, provided they are not then covered by an effective Registration Statement, all as set forth in Paragraph 6 of this Agreement.

            5.10 Commitment Fee. On the Maturity Date of the Notes (as defined in Paragraph 3 of the Notes), the Company shall pay to each Lender a commitment fee of 2% of the principal amount borrowed from the Lender.

            5.11 Registered Representative. Lender acknowledges that if he is a Registered Representative of a National Association of Securities Dealers, Inc. ("NASD") member firm, he must give such firm the notice required by the NASD Conduct Rules, or any applicable successor rules of the NASD receipt of which must be acknowledged by such firm on the signature page hereof.


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

            5.12 No Other Representations. Lender hereby represents that, except as set forth herein, no representations or warranties have been made to the Lender by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, Lender is not relying on any information, other than that contained herein, that contained in the SEC Filings and the results of independent investigation by the Lender. Lender shall not be deemed to have made any representations, warranties, covenants, agreements or indemnifications pertaining to the subject matter of this Agreement, whether express or implied, except to the extent that such representations, warranties, covenants, agreements or indemnifications are made in this Agreement or the Schedules hereto or in any certificate or other agreement, document or instrument delivered pursuant to the provisions of this Agreement.

            5.13 No Broker. There is no firm, corporation, agency or other entity or person that is entitled to a finder's fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Lender or any of its directors, officers, employees or agents.

            6. Legends. The Notes and Warrants shall be endorsed with the following legend:

      THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

      THIS SECURITY IS SUBJECT TO THE TERMS OF A LINE OF CREDIT AGREEMENT, DATED AS OF MARCH 9, 2001, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF MILESTONE SCIENTIFIC INC.

            7. Registration Rights. The Company and the Lenders will enter into a registration rights agreement, substantially in the form annexed hereto as Exhibit D.

            8. Confidentiality. Lenders covenants and agrees that none of Lenders, his agents and representatives will use for their own benefit, convey or disclose to any third party any information provided by the Company concerning its current or proposed business, operations and financial conditions, other than information which is already publicly available, was already known to Lenders or is obtained from a source other than the Company and to the extent required by law.

            9. Affirmative Covenants. The Company covenants and agrees with the Lenders that, from the date hereof and until the Notes have been paid in full, it shall:


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            9.1 Corporate. Do or cause to be done all things necessary to at all times (a) other than mergers solely among the Company and any of its subsidiaries, preserve, renew and keep in full force and effect its corporate existence, patents, trademarks, rights, licenses, permits and franchises, (b) comply with this Agreement, (c) maintain and preserve all of its material property used or useful in the conduct of their respective businesses, and (d) comply with all applicable laws material to its businesses, including the reporting requirements of the Securities Exchange Act of 1934, whether now in effect or hereafter enacted, promulgated or issued.

            9.2 Notice of Proceedings. Give prompt written notice to the Lenders of any proceeding instituted against the Company in any federal or state court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could have a material adverse effect upon their business, operations, properties, assets or condition, financial or otherwise when taken as a whole.

            9.3 Books and Records; Inspection. Maintain true and accurate books and records respecting all of their business operations, and permit agents or representatives of the Lenders to inspect, at any time during normal business hours, upon reasonable notice, and without undue material disruption of their business operations, all of such books and records and to visit the properties and operations of the Company and consult with the employees and officers of the Company.

            9.4 Notice of Default or Material Adverse Change. Promptly advise the Lenders of any event which could have a material adverse effect on the Company's business, operation, property, assets or condition, financial or otherwise, or the existence or occurrence of any Event of Default (as defined in the Notes), any breach of this Paragraph 9 or any default of the Company under any agreement or instrument to which it is a party.

            9.5 Notice of Filings with SEC. Promptly advise the Lenders of any filing of a registration statement under the Securities Act with the SEC covering any of the Company's securities.

            9.6 Delivery of Financial Statements and other Reports. The Company will deliver to each holder of Notes promptly upon transmission thereof, copies of all financial statements, information circulars, proxy statements and reports as the Company shall send to its stockholders and copies of all registration statements, prospectuses and all reports which it shall file with the Securities and Exchange Commission or with any securities exchange on which any of its securities is listed or with NASDAQ and copies of all press releases and other statements made available to the public concerning material developments in the business of the Company.

            9.7 Stock to be Reserved. The Company covenants that all shares of Common Stock that may be issued upon exercise of the Warrants or in respect of interest payable on the Notes will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company covenants that during the period in which the Warrants are outstanding it will at all times have authorized and reserved a sufficient number of shares of Common Stock to permit the exercise of the Warrants.


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

            10. Conditions Precedent to the Obligations of the Company. The obligations of the Company pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that the Company may, in its sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

            10.1 Accuracy of Representations and Warranties. The representations and warranties of the Lenders contained in this Agreement or in any document or certificate delivered in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the date hereof.

            10.2 Performance of Agreements. Each Lender shall have duly executed and delivered this Agreement to the Company and shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by him on or before the date hereof.

            11. Conditions Precedent to the Obligations of the Lenders. The obligations of the Lenders under this Agreement is subject to the satisfaction at the Closing of each of the following conditions; provided, however, that the Lenders may, in Lenders's sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

            11.1 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement or in any document or certificate delivered in connection with the transactions contemplated hereby are true and correct in all material respects on and as of the date hereof.

            11.2 Performance of Agreements. The Company shall have duly executed and delivered this Agreement and the Registration Rights Agreement and shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the date hereof.

            11.3 Litigation, Material Changes, Defaults, etc. No claim, action, suit, proceeding, arbitration or hearing or notice of hearing shall be pending (and no action or investigation by any governmental authority shall be threatened) which seeks to enjoin, prevent or adversely affect the consummation of the transactions contemplated by this Agreement. There shall not have been any changes in the business of the Company, which have or could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Company. There shall exist no defaults under the provisions of any instrument evidencing indebtedness of the Company.

            11.4 Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes and Warrants shall not be prohibited by any applicable law or governmental regulation (including without limitation Regulations G, T and X of the Board of Governors of the Federal Reserve System) and shall not subject the holders of the Notes and Warrants to any tax, penalty or liability under any applicable law or governmental regulation.

            12. General Provisions.


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

            12.1 Survival of Representations, Warranties, Covenants, and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement.

            12.2 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement to any party to any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made. Any notice or other communication given hereunder shall be addressed to the Company, at its principal offices as set forth above and to the Lenders at his address indicated on the signature page hereto.

            12.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            12.4 Headings. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

            12.5 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

            12.6 Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

            12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.


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

            12.8 Binding Effects. This Agreement shall be binding upon and inure to the benefit of each of the undersigned parties and their respective successors, legal representatives and assigns. The failure of one Lender to execute this Agreement shall not affect the validity or enforceability of the Agreement between the Company and the Lender who has executed the Agreement.

            12.9 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and incorporates and supersedes all prior discussions, agreements and understandings of any and every nature among them.

            12.10 Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

            12.11 Expenses. Each party hereto shall pay all of its own fees and expenses in connection with the transactions contemplated hereby.

            IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above written.

                                          MILESTONE SCIENTIFIC INC.


                                          By: /s/ Leonard Osser
                                              ----------------------------------
                                                  Leonard Osser, Chairman and
                                                  Chief Executive Officer


                                              /s/ K. Tucker Andersen
                                              ----------------------------------
                                                K. TUCKER ANDERSEN


                                                --------------------------------
                                                ROBERT GINTEL

                                    EXHIBIT A

                                  FORM OF NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT


                                       15